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                                               Exhibit (5)
                                               Unicom Corporation
                                               Form S-4
                                               File No. 33-

                                Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603


                               February 5, 1996


Unicom Corporation
One First National Plaza
Chicago, Illinois  60690-3007


          Re:  135,646 Shares of Common Stock, without par value
               -------------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Unicom Corporation, an Illinois corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 135,646 shares of Common Stock, without par value (the "New Shares"), of the Company in connection with an offer (the "Exchange Offer") to be made to the holders of shares of the Common Stock, $12.50 par value ("ComEd Common Shares"), of Commonwealth Edison Company, an Illinois corporation, to exchange one New Share for each ComEd Common Share surrendered in accordance with the terms of the Exchange Offer.

          We are familiar with the proceedings to date with respect to the Exchange Offer and the proposed issuance and sale of the New Shares in connection therewith. We have also examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In connection with such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural

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Unicom Corporation
February 5, 1996
Page 2

persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. Each of the New Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) a certificate representing such New Share shall have been duly executed, countersigned and registered and duly delivered in accordance with the terms of the Exchange Offer.

          This opinion is limited to the federal laws of the United States of America and the laws of the State of Illinois. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,


                                       Sidley & Austin
                                       Sidley & Austin